Exhibit 10.1

LIMITED LIABILITY PARTNERSHIP

MR JOHN GORDON EVANS

AND

MEDICOR LTD.

PUT AND CALL OPTION AGREEMENT

THIS AGREEMENT is made on                                        2006

BETWEEN:

(1)         MEDICOR LTD., a company existing and organized under the laws of the State of Delaware, having its registered office at 4560 S. Decatur Blvd, Ste 300, Las Vegas, Nevada, 89103-5253 (“MediCor”); and

(2)         JOHN GORDON EVANS, of 1 Sea Cliff Road, Onchan, Isle of Man IM3 2JE (“GE”).

WHEREAS:

(A)        Pursuant to the Share Purchase Agreement, the Sellers agreed to sell and MediCor agreed to purchase all of the Shares on the terms and subject to the conditions contained in the Share Purchase Agreement.

(B)         The Purchase Price under the Share Purchase Agreement was satisfied in part by the issue of the Consideration Shares by MediCor to the Sellers.

(C)         MediCor and the Sellers have agreed to grant each other put and call options in respect of the Consideration Shares.

(D)        GE is the registered and beneficial owner of the Option Shares. This Agreement sets out the terms and conditions pursuant to which MediCor and GE have agreed to grant each other put and call options in respect of the Option Shares.

THE PARTIES AGREE as follows:

1.           INTERPRETATION

1.1         In this Agreement:

“Call Expiry Date” means the earlier of: (a) the first date on which the closing price of the Common Stock as reported on the principal stock exchange or automated quotation system on which it is traded has been equal to or greater than US$20.00 for 30 out of the 45 previous consecutive trading days; and (b) the first date on which GE no longer holds any Option Shares pursuant to transactions made in accordance with this Agreement;

“Call Option” means the right granted to MediCor by clause 3.1;

“Call Option Notice” means the written notice in the form set out in Schedule 2;

“Commercialisation Date” means the date that the BioSil inflatable saline breast implant is approved by the United States Food and Drug Administration for unrestricted commercialisation in the United States;

“Exercise Date” means the date falling eighteen months after the Commercialisation Date;

“Option Shares” means any of the 965,250 shares of Common Stock issued to GE (or his nominee) in accordance with the Share Purchase Agreement held by GE (or his nominee) from time to time, together with any additional or replacement shares issued to GE as a consequence of the operation of clause 5;

“Nine-Month Date” means the date falling nine months after the Commercialisation Date;

“Option Date” means the date on which a Call Option Notice pursuant to clause 2.2 or a Put Option Notice pursuant to clause 3.2, is deemed to be given to either GE or MediCor, as the case may be, by virtue of clause 8;

“Public Offer” means an offer by any person to acquire the whole of the issued share capital of MediCor, whether structured as a tender offer, merger or otherwise;

“Put Expiry Date” means earliest of: (a) the first date on which the closing price of the Common Stock as reported on the principal stock exchange or automated quotation system on which it is traded has been equal to or greater than US$10.00 for any 30 out of the previous 45 consecutive trading days; (b) the first date on which GE no longer holds any Option Shares; and (c) 30 days after the Put Option becomes exercisable pursuant to clause 2.8;

“Put Option” means the right granted to GE by clause 2;

“Put Option Notice” means the written notice in the form set out in schedule 1;

“Recommended Offer” means a Public Offer which the Directors of MediCor have recommended MediCor shareholders to accept;

“Reorganisation” means any transaction instigated by MediCor, whether at the direction of its board of directors or of one or more of its shareholders, that causes the holders of Common Stock in MediCor as a whole (and including GE in particular), without making or receiving any payment of cash, to hold a different number and/or class of securities in MediCor after the transaction than they held before the transaction;

“Share Purchase Agreement” means the share purchase agreement dated 13 September 2005 entered into between MediCor and the Sellers; and

“Silicone Approval Date” means the date that any approval is obtained from the United States Food and Drug Administration (or any successor authority) for the commercialisation of silicone filled breast implants in the United States, other than the existing approvals for such commercialisation for compassionate use.

1.2         In this Agreement, a reference to a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Agreement.

1.3         Terms defined in the Share Purchase Agreement shall have the same meanings in this Agreement.

1.4         The headings in this Agreement do not affect its interpretation.

2.           PUT OPTION

2.1         In consideration of the mutual promises contained in this Agreement, and subject to the terms of this Agreement, MediCor grants to GE an option to sell, and to require MediCor to buy, all or any of the Option Shares.

2.2         The Put Option may be exercised on the terms of this Agreement by GE from time to time on or after the Exercise Date until the Put Expiry Date (the “Put Option Period”) by GE delivering to MediCor a Put Option Notice, provided that if the Put Expiry Date occurs prior to the Exercise Date then GE shall have no right to exercise the Put Option.

2.3         GE may at any time, upon notice to MediCor, elect to terminate the Put Option when, notwithstanding clause 2.2 the Put Option shall terminate and, notwithstanding clause 3.2, the Call Option shall also terminate.

2.4         Subject to clause 5, where sold pursuant to the Put Option, the purchase price per Option Share (the “Put Option Price”) shall be as follows:

2.4.1         US$5.50 if the Silicone Approval Date has occurred on or before the Nine-Month Date;

2.4.2         US$6.50 if the Silicone Approval Date has occurred after the Nine-Month Date and on or before the Exercise Date; or

2.4.3         US$7.50 if the Silicone Approval Date has not occurred on or before the Exercise Date.

2.5         The Option Shares shall be sold with full title guarantee free from any Encumbrance and with all rights attaching to the Option Shares at the date on which the Put Option is exercised including, without limitation, the right to receive any dividend, distribution or return of capital declared, paid or made in respect of the Option Shares in respect of periods starting on or after the date on which the Put Option is exercised.

2.6         Subject to clause 2.9, GE agrees that at any time:

2.6.1         the maximum number of Option Shares in respect of which GE may serve a Put Option Notice; and

2.6.2         the maximum number of Option Shares which GE may otherwise transfer to a third party (other than a Seller or connected person of any Seller),

shall be 660,000 less the aggregate of

2.6.3         the aggregate number of shares of Common Stock obliged to be acquired by MediCor from GE or any of the other Sellers, whether under this Agreement or any Put and Call Option Agreement entered into by MediCor with any of the other Sellers, in the three months prior to the date of the Put Option Notice; and

2.6.4         the aggregate number of Consideration Shares transferred to third parties (other than a Seller or any connected person of a Seller) by GE or any of the other Sellers in the three months prior to the date of the Put Option Notice, and any Put Option Notice shall be deemed null and void to the extent that it purports to require the acquisition by MediCor of a number of Option Shares in excess of this amount.

2.7         For the avoidance of doubt, GE may exercise the Put Option more than once.

2.8         Notwithstanding anything else in this Agreement, if following a Public Offer, but prior to the Exercise Date (unless the Put Expiry Date has first occurred), a person becomes entitled to compulsorily acquire the Common Stock which it does not own, then the Put Option shall become immediately exercisable and the Put Option Price shall be:

2.8.1         the price set out in clause 2.4 if the Silicone Approval Date and the Commercialisation Date have both occurred by that time; and

2.8.2         $6.50 otherwise.

2.9         Notwithstanding the provisions of  clause 2.6, while any Recommended Offer remains open for acceptance GE may:

2.9.1         accept the Recommended Offer for any number of Option Shares; or

2.9.2         transfer any number of Option Shares to the person making the Recommended Offer.

3.           CALL OPTION

3.1         In consideration of the mutual promises contained in this Agreement, and subject to the terms of this Agreement, GE grants to MediCor an option to buy, and to require GE to sell, all or any of the Option Shares.

3.2         Subject to clause 3.3, the Call Option may be exercised by MediCor from time to time on or after the Commercialisation Date until the Call Expiry Date (the “Call Option Period”) by MediCor delivering to GE a Call Option Notice provided that if the Call Expiry Date occurs prior to the Commercialisation Date then MediCor shall have no right to exercise the Call Option.

3.3         Notwithstanding clause 3.2, the Call Option will automatically terminate upon termination by GE of the Put Option in accordance with clause 2.3.

3.4         Subject to clause 5, where sold pursuant to the Call Option, the purchase price per Option Share  (the “Call Option Price”) shall be as follows:

3.4.1         US$7.50 if the Call Option is exercised on or before the Nine-Month Date;

3.4.2         US$10.00 if the Call Option is exercised after the Nine-Month Date but on or before the Exericse Date;

3.4.3         US$15.00 if the Call Option is exercised after the Exercise Date.

3.5         The Option Shares shall be sold with full title guarantee free from any Encumbrance and with all rights attaching to the Option Shares at the date on which the Call Option is exercised including, without limitation, the right to receive any dividend, distribution or return of capital declared, paid or made in respect of the Option Shares in respect of periods starting on or after the date on which the Call Option is exercised.

3.6         GE acknowledges that MediCor may cancel the Option Shares which are the subject of the Call Option upon completion of the exercise of the Call Option in accordance with this Agreement, without the requirement for any actions whatsoever to be taken by GE.

3.7         For the avoidance of doubt, MediCor may exercise the Call Option more than once.

4.           RESTRICTIONS

GE acknowledges that his rights under this Agreement are personal to him and that the following or substantially similar wording may be included on the share certificates representing the Option Shares:

“The Shares represented by this certificate are subject to a Put and Call Option Agreement with MediCor. The rights granted to the holder of the Shares represented by this certificate under the Put and Call Option Agreement may not be transferred, assigned, encumbered or otherwise disposed of other than in accordance with the terms of the Put and Call Option Agreement. A copy of the Put and Call Option Agreement is on file at the principal executive office of MediCor.”

Upon any permitted transfer of the Option Shares, the foregoing legend shall be removed from the certificates representing such shares and the Put Option and the Call Option shall terminate with respect to such Option Shares.

5.           REORGANISATIONS

5.1         The Put Option Price and the Call Option Price shall each be adjusted following any Reorganisation so that the amount payable by MediCor to GE upon the exercise in full of the Put Option or the Call Option would be the same after as before such Reorganisation, taking into account any MediCor securities or rights attaching to or deriving from the Option Shares to receive MediCor securities, in either case received as a result of such Reorganisation and which shall all be subject to the Call Option and the Put Option on such terms as are necessary to give effect to this provision. Clause 2.6 shall be amended correspondingly. MediCor shall promptly notify GE of any such adjustments following consummation of any Reorganisation.

5.2         If a Reorganisation takes place after the Option Date but before completion of the transfer or cancellation of the Option Shares in connection with the exercise of the Put Option or Call Option (as the case may be), GE shall either renounce or, where permissible and requested by MediCor, assign to MediCor all rights deriving from the Option Shares which are the subject of the Put Option or Call Option as a result of the Reorganisation.

6.           FURTHER ASSURANCE

Each party shall, at the request of the other party, execute or procure the execution of all documents and do or procure the doing of such acts and things as may reasonably be required for the purpose of completing the transfer of the Option Shares in accordance with the terms of this Agreement.

7.           GENERAL

7.1         Subject to clause 4, GE shall as soon as reasonably practical and in any event with 5 Business Days inform MediCor of any transfer by him of any Option Shares.

7.2         A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

7.3         The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

7.4         No party may (and may not purport to) assign or transfer or declare a trust of the benefit of or in any other way alienate any of its rights under this Agreement in whole or in part.

8.           NOTICES

8.1         A notice or other communication under or in connection with this Agreement (a “Notice”) shall be:

8.1.1         in writing;

8.1.2         in the English language; and

8.1.3         delivered personally or sent by first class post (and air mail if overseas) or by fax to the party due to receive the Notice to the address set out in clause 8.3 or to another address, person or fax number specified by that party by not less than 7 days’ written notice to the other party received before the Notice was despatched.

8.2         Unless there is evidence that it was received earlier, a Notice is deemed given if:

8.2.1         delivered personally, when left at the address referred to in clause 8.3;

8.2.2         sent by mail, five Business Days after posting it; and

8.2.3         sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine.

8.3         The address referred to in clause 8.1.3 is:

Name of party	Address	Fax No.	Marked for the attention of

Gordon Evans	Global House Isle of Man Business Park Douglas Isle of Man British Isles	+44 1624 661 656	Sellers’ Representative

With a copy to	Brodies LLP 15 Atholl Crescent Edinburgh EH3 8HA	+44 131 228 3878	Mr Iain Young/Mr Grant Campbell

MediCor	4560 Decatur Boulevard Suite 300 Las Vegas Nevada 89103-5253 USA	+1 70 2932 4563	Mr Donald K. McGhan

9.           GOVERNING LAW AND JURISDICTION

9.1         This Agreement is governed by and shall be construed in accordance with English law.

9.2         The parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Agreement (a “Dispute”) including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity.

9.3         The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

9.4         The parties agree that the documents which start any proceedings and any other documents required to be served in relation to those proceedings may be served on GE in accordance with clause 8. These documents may, however, be served in any other manner allowed by law. This clause applies to all proceedings wherever started.

9.5         MediCor irrevocably appoints Biosil Limited of Tournament Way, Ivanhoe Industrial Estate, Off Smisby Road, Ashby de la Zouch, Leicestershire (the “Agent”) or such other person in England and Wales as MediCor may from time to time nominate in writing to the GE as agent to accept process in England in any legal action or proceedings arising out of or in connection with this Agreement and the documents to be entered into pursuant to it.

9.6         MediCor irrevocably agrees that any claim, judgement, or other notice process or any written communication in connection with this Agreement or the documents to be entered into pursuant to it shall be sufficiently and effectively served on it if delivered to the Agent for the time being at the UK address notified to GE whether or not forwarded to or received by MediCor.

9.7         If the Agent ceases to be able to act as such or ceases to have an office in England where process or written communications may be served, in either case for any reason whatever, or MediCor elects to replace such Agent, MediCor irrevocably agrees to appoint a new process agent in England acceptable to the Sellers’ Representative (acting reasonably) and to deliver to the Sellers’ Representative within 14 days a copy of written acceptance of appointment by the process agent, some other person or persons resident in England or Wales as its agent for the purposes of this clause and forthwith to notify the Sellers’ Representative in writing of such appointment. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

10.         COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

11.         INVALIDITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

11.1       the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

11.2       the legality, validity or enforceability under the law of any other jurisdiction of that or another provision of this Agreement.

12.         CONFIDENTIALITY AND ANNOUNCEMENTS

12.1       Subject to clause 12.2, no party may, at any time make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained each other party’s prior written consent which may not be unreasonably withheld or delayed.

12.2       Clause 12.1 does not apply to a public announcement, communication or circular required by law by a rule of a listing authority on which MediCor’s Shares are listed, a stock exchange on which MediCor’s Shares are listed or traded or by a Governmental Authority or other authority with relevant powers to which either party is subject or submits, whether or not the requirement has force of law provided that any public announcement, communication or circular will so far as is practicable be made after consultation with the other party after taking into account the reasonable requirements of the other party as to its timing, content and manner of making or dispatch.

13.         COSTS

13.1       Each party shall pay its own costs and expenses relating to the negotiation, preparation, execution, enforcement and performance by it of this Agreement and of each document referred to in it.

14.         SUCCESSORS AND ASSIGNS

14.1       MediCor agrees that the benefit of every provision in this Agreement is given to GE for himself and for his successors in title. This Agreement is personal to and otherwise not assignable by GE.

15.         PAYMENTS FREE OF WITHHOLDING

15.1       If there is a deduction or withholding required by law from a payment made pursuant to this Agreement, the sum due from the relevant party shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the recipient receives a sum equal to the sum it would have received had no deduction of withholding been made.

16.         CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

16.1       A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

SCHEDULE 1

FORM OF PUT OPTION NOTICE

To:          MediCor Ltd.

4560 Decatur Boulevard

Suite 300

Las Vegas

Nevada 89103-5253

USA

Fax:

Attention: Mr Donald K. McGhan

Date:       [insert date]

PUT OPTION NOTICE

1.           I refer to the Put and Call Option Agreement dated                    2005 between Mr. Gordon Evans and MediCor Ltd (the “Option Agreement”).

2.           Terms defined in the Option Agreement shall have the same meanings in this Put Option Notice unless the context requires otherwise.

3.           I hereby notify you pursuant to clause 2.2 of the Option Agreement that I wish to exercise the Put Option in relation to [/[state number]] of Option Shares at the Put Option Price of $• for an aggregate consideration of $• to be paid to [specify account].

4.           I certify that the number of Consideration Shares transferred in the last three months, whether by myself or any of the other Sellers, is •.

5.           I enclose a stock certificate for [•] Option Shares and a duly executed stock power for [•] Option Shares. [Please issue me a new stock certificate for [balance of] shares of Common Stock.]

6.           Please complete the acquisition of the above Option Shares on [no fewer than 30 and no more than 60 Days later.]

Signed by John Gordon Evans

SCHEDULE 2

FORM OF CALL OPTION NOTICE

[MEDICOR’S LETTERHEAD]

To:          Mr John A. Alsop

Global House

Isle of Man Business Park

Douglas

Isle of Man

British Isles

Fax:

Date:       [insert date]

CALL OPTION NOTICE

1.           We refer to the Put and Call Option Agreement dated                     2005 between Mr. Gordon Evans and MediCor Ltd (the “Option Agreement”).

2.           Terms defined in the Option Agreement shall have the same meanings in this Call Option Notice unless the context requires otherwise.

3.           We hereby notify you pursuant to clause 3.2 of the Option Agreement that we wish to exercise the Call Option in relation to [/[state number]] of Option Shares at the Call Option Price of $• per share and for an aggregate consideration of $•.

4.           Within 10 Business Days of receiving this notice please:

4.1         send us the stock certificate for at least this number of Option Shares and a duly executed stock power in respect of [•] Option Shares; and

4.2         notify us of the account to which the above consideration should be paid.

5.           No later than 10 Business Days following your compliance with paragraph 4 above, we will complete the sale and purchase, pay you the above consideration and issue you (if applicable) with a new stock certificate, provided that we reserve all rights to cancel these shares as permitted by clause 3.6 of the Option Agreement whether or not paragraph 4 is complied with.

Signed by [ ]
for and on behalf of MediCor Ltd.

EXECUTED by the parties:

Signature

Mr John Gordon Evans

Signed by	)
for	)
and on behalf of	)
MediCor Ltd.:	)

Signature